UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2023

MDwerks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56299	33-1095411
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

411 Walnut Street, Suite 20125

Green Cove Springs, FL

(Address of principal executive offices)

32043

(Zip code)

(252) 501-0019

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements about:

●	the implementation of our strategic plans for our business;
●	our financial performance;
●	developments relating to our competitors and our industry, including the impact of government regulation;
●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing; and
●	other risks and uncertainties, including those listed under the captions “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “project,” “intend,” “will,” “will be,” “would,” or the negative of these terms or other comparable terminology and expressions. However, this is not an exclusive way of identifying such statements. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in this Current Report on Form 8-K. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Current Report on Form 8-K and the documents that we reference in this Current Report on Form 8-K and have filed with the Securities and Exchange Commission (“SEC”) as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this Current Report on Form 8-K represent our views as of the date of this Current Report on Form 8-K. We anticipate that subsequent events and developments will cause our views to change. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this Current Report on Form 8-K, whether as a result of new information or future events or otherwise. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Current Report on Form 8-K. You should not place undue reliance on the forward-looking statements included in this Current Report on Form 8-K. All forward-looking statements attributable to use are expressly qualified by these cautionary statements.

INDUSTRY DATA

This Current Report on Form 8-K includes industry and market data and other information, which we have obtained from, or is based upon, market research, independent industry publications, surveys and studies conducted by third parties or other publicly available information. Although we believe each such source to have been reliable as of its respective date, none guarantees the accuracy or completeness of such information. We have not independently verified the information contained in such sources. Any such data and other information are subject to change based on various factors, including those described elsewhere in this Current Report on Form 8-K.

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Explanatory Note

This Form 8-K is being filed by MDwerks, Inc., a Delaware corporation (the “Company” or “MDwerks”) in connection with a transaction in which the Company’s wholly owned subsidiary, MD-TT Merger Sub, Inc. (“Merger Sub”), merged with Two Trees Beverage Company, a Delaware corporation (“Two Trees”) on December 8, 2023 (the “Merger Closing Date”) pursuant to the previously disclosed terms and conditions set forth in a Merger Agreement dated as of February 13, 2023 and amended on February 16, 2023, September 11, 2023 and December 7, 2023 (the “Merger Agreement”), by and between the Company, Merger Sub and Two Trees, with Two Trees continuing as the surviving corporation (the “Merger”).

Item 1.01 Entry into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Company completed the Merger on the Merger Closing Date pursuant to the Merger Agreement. Pursuant to the terms of the Merger Agreement, on the Merger Closing Date of the Merger, the Company issued 60,000,000 shares of its common stock, $0.001 par value per share, (the “Company Common Stock”) which was apportioned among the Two Trees stockholders, pro rata, based on the number of shares of Two Trees common stock, par value $0.0001 per share (the “Two Trees Common Stock”) held by each of the Two Trees stockholders as of the closing of the Merger (the “Merger Consideration”). Upon completion of the Merger, all 12,045,276.84 shares of Two Trees common stock were cancelled in exchange for the right of the Two Trees stockholders to receive the Merger Consideration. Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the Merger was converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of Two Trees as the surviving corporation.

As a result of the Closing of the Merger, Two Trees became a wholly owned subsidiary of the Company and the former stockholders of Two Trees will hold, in the aggregate, approximately 32.4% of the issued and outstanding shares of the Company’s Common Stock.

At the effective time of the Merger, Two Trees’ options to purchase 933,647 shares of Two Trees Common Stock (the “Two Trees Options”) generally will be treated in the following manner:

● Two Trees option holders exchanged all of their Two Trees Options for options to acquire 4,650,685 shares of Company common stock at an exercise price of $0.36 per share (the “MDwerks Options”).

● The MDwerks Options provide for substantially the same terms as the Two Trees Options, other than (1) they will be fully vested at issuance, and increase the number of shares of Company common stock underlying the MDwerks Options from the number of shares of Two Trees common stock underlying the Two Trees Options, and (2) retain the same exercise price per share of Company common stock underlying the MDwerks Options as the exercise price per share of Two Trees common stock underlying the Two Trees Options, in each case as necessary to provide for the same spread value for each applicable option holder.

Effective on the Merger Closing Date, the Company’s Board of Directors (the “Board”) was expanded and James P. Cassidy and Edward D. Kratovil who were named by Two Trees, were appointed to the Board.

Pursuant to the terms of the Merger Agreement, as amended at the Closing of the Merger, James P. Cassidy, Two Trees’ Chairman of the Board of Directors, entered into an indemnification agreement, pursuant to which Mr. Cassidy agreed to indemnify the Company for certain breaches of the representations and warranties of Two Trees as set forth in the Merger Agreement.

The parties to the Merger Agreement intended, for U.S. federal income tax purposes, that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that the Merger Agreement was adopted as a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g).

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FORM 10 DISCLOSURES

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as the Company was immediately before the closing of the Merger, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to MDwerks and Two Trees as the combined company after the closing of the Merger, unless otherwise specifically indicated or the context otherwise requires.

BUSINESS

Unless context otherwise indicates, the disclosure in this “Business” section relates to Two Trees, an operating company that became a wholly owned subsidiary of the Company at the Closing of the Merger Agreement.

Organizational History of MDwerks, Inc.

History of the Company

We were organized and incorporated in the State of Delaware on July 22, 2003 under the name Western Exploration, Inc. as a resource exploration stage company. In November 2005, we ceased operations as a resource exploration company due to inadequate financing. On November 16, 2005, Western Exploration, Inc. engaged in a merger with MDwerks Global Holdings, Inc. and MDwerks Acquisition Corp., a Florida corporation (“Acquisition Corp.”), a wholly-owned subsidiary of Western Exploration, Inc., with MDwerks Global Holdings, Inc. (“MDwerks Global”) surviving as a wholly-owned subsidiary of Western Exploration, Inc. Upon the closing of the merger with MDwerks Global, we changed our corporate name from “Western Exploration, Inc.” to “MDwerks, Inc.” and succeeded to the business of MDwerks Global as our sole line of business under the direction of MDwerks Global’s management.

On February 12, 2010, MDwerks, Inc. ceased all operations. On or about June 23, 2021, we began the process of seeking to create value for our shareholders by merging with another entity with experienced management and opportunities for growth in return for shares of our common stock and on June 23, 2021 we filed a Registration Statement on Form 10 with the SEC to register our common stock under Section 12(g) of the Exchange Act of 1934, as amended.

Recent Developments

Change of Control

On July 21, 2022, the Company in connection with the change of control and composition of the Board entered into a Stock Purchase Agreement (the “SPA”) with (i) Tradition Reserve I LLC, a New York limited liability company (“Buyer”); and (ii) Ronin Equity Partners, Inc., a Texas corporation (“Seller”).

Pursuant to the SPA, the Seller sold to the Buyer, on July 21, 2022 (the “Closing Date”) free and clear of all liens, 10,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 (“Preferred Stock”) of the Company, held by the Seller (the “Shares”), representing 100% of the Company’s authorized and issued Preferred Stock, as of the Closing Date. In exchange for the sale of the Shares to Buyer, Buyer paid the Seller a total purchase price of $520,000 (the “Purchase Price”).

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Further, at the closing of the transactions contemplated within the SPA (which include, but are not limited to, the purchases and sales of the Shares described above) (the “Closing”), the parties agreed that as of the Closing:

a)	The Forgiven Debt (as defined hereinafter) was forgiven, as well as the Asia Note (as defined hereinafter), and any other loan agreements between the Company and Asia Pacific Partners, Inc. (“APP”), a Florida corporation. The Parties acknowledge and agreed that the Company was indebted to APP, an affiliate of the Seller, in the amount of approximately $239,444, comprised of (i) the principal amount and accrued interest pursuant to a convertible promissory note dated July 18, 2014 in the amount of $210,000 as originally issued by the Company to Azure Associates, Inc. and purchased by APP on July 28th, 2020 (the “Asia Note”), and (ii) various cash advances for a total of $29,444 as advanced by APP to the Company for working capital (the “Asia Cash Advances” and, together with any and all amounts that may have been due and payable pursuant to the Asia Note, the “Forgiven Debt”);

b)	The Company’s Board of Directors was required to undertake such actions as required to:

(i)	Expand the Company Board to be a number of persons as determined by Buyer, and to name such persons as selected by Buyer as directors on the Company Board;

(ii)	Name such persons as selected by Buyer as officers of the Company, to the positions as determined by Buyer; and

(iii)	Following (i) and (ii), all of the directors and officers of the Company, other than those named in or pursuant to (i) and (ii) shall resign from all such positions with the Company.

Prior to the Closing of the SPA, voting control of the Company was held by the Seller, of which Jacob D. Cohen was the primary shareholder, and held voting and dispositive control over the Shares.

On the Closing Date, Buyer purchased the Shares, which both pre- and post-conversion represented approximately 98.23% of the Company’s outstanding voting securities as of the Closing Date, resulting in a change in control of the Company. The Company had previously designated the Preferred Stock so that each share would hold with it conversion rights of one hundred (100) shares of common stock for every share of Preferred stock held, and that each share of Preferred stock will also hold with it the same number of common share votes prior to conversion as it would if fully converted to be used in voting on any company matter requiring a vote of shareholders. At the Closing Date, there were 18,010,208 shares of common stock issued and outstanding. Kerry E. Cassidy is the majority membership unit holder and Managing Member of the Buyer, and therefore is deemed to have voting and dispositive power over the Company’s Shares held by the Buyer.

As a result of the Closing, the Company was no longer a company controlled by the Seller. Prior to the Closing, the Company was a shell company, and following the Closing, the Company continued to be a shell company. There has been no change in the Company’s shell company status or the Company’s operations as a result of the Closing.

Planned Acquisitions

RF Specialties, Inc.

On January 19, 2023, we entered into an Exchange Agreement (the “Exchange Agreement”) by and between the Company, RFS and Keith A. Mort as the sole member of RFS. Pursuant to the terms of the Exchange Agreement, the Company agreed to acquire from Mr. Mort, and Mr. Mort agreed to sell to the Company, 100% of the equity interests and membership interests of RFS, in exchange for the issuance by the Company to Mr. Mort of 7,500,000 shares of the Company’s common stock (the “Exchange”). Immediately following the Exchange, RFS will be a wholly owned subsidiary of the Company.

The shares received by Mr. Mort in the Exchange (the “Exchange Shares”) will be subject to a 24-month lock-up; provided, however, that (i) one-third of the Exchange Shares will be released from the lock-up restrictions on the 12-month anniversary of the closing of the Exchange, and (ii) one-third of the Exchange Shares will be released from the lock-up restrictions on the 18-month anniversary of the closing of the Exchange. The remaining one-third of the Exchange Shares will be released from the lock-up restrictions on the 24-month anniversary of the closing of the Exchange.

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The parties have made customary representations, warranties and covenants in the Exchange Agreement. In addition to certain customary closing conditions, the obligations of the Company to consummate the closing of the Exchange are subject to the satisfaction (or waiver by the Company), at or before the closing date, of certain conditions, including that (i) RFS will have provided to the Company audited financial statements for RFS for each of the two most recently ended fiscal years and unaudited financial statements for any other required interim periods (the “Financial Statements Closing Condition”), and (ii) the Company will have completed its due diligence review and examination of RFS to its satisfaction in its sole discretion (the “Due Diligence Closing Condition”).

The Exchange Agreement may be terminated on or prior to the closing date of the Exchange:

(a)	By the mutual written consent of all the parties to the Exchange Agreement.

(b)	By the Company (i) if the closing conditions applicable to all parties and applicable to the Company as set forth in the Exchange Agreement, including the Financial Statements Closing Condition and the Due Diligence Closing Condition, have not been satisfied or waived by the Company, which waiver the Company may give or withhold in its sole discretion, by May 31, 2023 (the “Termination Date”); provided, however, that the Company may not terminate the Exchange Agreement if the reason for the failure of any such condition to occur was the breach of the terms of the Exchange Agreement by the Company; or (ii) if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of RFS or Mr. Mort as set forth in the Exchange Agreement;

(c)	By RFS and Mr. Mort acting together (i) if the closing conditions applicable to all parties and applicable to RFS and Mr. Mort have not been satisfied or waived by RFS and Mr. Mort, which waiver RFS and Mr. Mort may give or withhold in their sole discretion, by the Termination Date; provided, however, that RFS and Mr. Mort may not terminate the Exchange Agreement if the reason for the failure of any such condition to occur was the breach of the terms of the Exchange Agreement by any of RFS or Mr. Mort; or (ii) if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Company as set forth in the Exchange Agreement;

(d)	By any party to the Exchange Agreement, if a court of competent jurisdiction or other governmental authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Exchange Agreement and such order or action shall have become final and nonappealable; or

(e)	By the Company, if the Company, in its sole discretion, at any time prior to the closing of the Exchange determines that its due diligence review of RFS is not satisfactory to the Company.

Sale of Assets

On August 25, 2023, we entered an asset purchase agreement with an unrelated company, Dream Workz Automotive LLC, a Colorado limited liability company (“Dream Workz”). Pursuant to this agreement, we sold certain tangible manufacturing assets of ours to Dream Workz for a purchase price of $195,000 (the “Purchase Price”). The Purchase Price was paid in a combination of cash in the amount of $100,000 and a promissory note in the amount of $95,000 (the “Note”). The Note is unsecured and bears interest at the rate of 8% per annum commencing as of August 25, 2023. The Note is payable in consecutive monthly installments of principal and interest amortized over a period of 72 months commencing as of August 25, 2023 with payments commencing on November 15, 2023 until the maturity date of August 25, 2030 when the remaining principal balance due under the Note is due and payable in full.

Organizational History of Two Trees

Two Trees Beverage Company was incorporated under the laws of the State of Delaware on October 29, 2020. As discussed above, on December 8, 2023, pursuant to the closing of the transactions pursuant to the Merger Agreement, Two Trees merged into a wholly owned subsidiary of the Company, with Two Trees continuing as the surviving corporation.

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Overview of the Business of Two Trees

The Two Trees Story

We produce a variety of aged alcoholic beverages using an innovative rapid-aging system. This scalable technology results in all-natural, high-quality products, efficiently produced, with a reduced environmental impact. Our products are nearly indistinguishable from those that are traditionally aged.

Deep in Appalachian Mountain country, we created a proprietary process that mirrors and accelerates the natural aging process that occurs when alcohol is aged in wooden barrels over time. The true art of our craft spirits lives within the balance between the grain selection, local water, and the full-bodied flavors from our toasted wood chip varieties. Our wood chips are selected to pair with specific grains and toasted to just the right char, bringing rich flavor profiles to life with a hint of smoke.

Brands

Two Trees has built a portfolio of more than 30 spirit brands that are refined and capable of being produced in a fraction of the time it takes to produce traditional whiskies using the traditional production process discussed below. Three of Two Trees portfolio brands received 2022 SIP Awards, with its Two Trees Carolina Peach Whiskey receiving a Platinum Award, Two Trees Sea Salted Caramel Whiskey receiving a Gold Award and Two Trees Old Fashioned RTD receiving a Gold Award. Also, two of its portfolio brands received 2022 50 Best Awards with Two Trees Peanut Butter Whiskey and Two Trees Sea Salted Caramel Whiskey receiving Best Flavored Whiskey awards. Also, Two Trees received the Best of Ashville 2023 award for its sustainable matured, award-winning bourbon, whiskey, flavored whiskey and vodka.

Our full current flavored whisky brand portfolio includes the following:

SEA SALTED CARAMEL – a sweet soft caramel paired with real sea salt and aged in slow toasted Appalachian white oak.

BATCH 314 - A long toasting of Tennessee white oak brings out a soft caramel flavor with notes of vanilla and spice.

CRISP APPLE - Tart flavors of fresh picked green apples and the sweet charred profile of Appalachian white oak blend easily.

CANDY APPLE - Vanilla profile of heavy toasted Tennessee white oak adds to the caramel dipped green apple flavor.

CINNAMON SPICE - Aged in charred and toasted Missouri white oak, with the cinnamon spice and the sweet essence of red hots candy.

MICHIGAN CHERRY - Made with sweet corn to balance and compliment the tartness of the Montmorency cherry profile.

CAROLINA PEACH - Made with delicious South Carolina peaches and natural flavors to compliment the sweet charred flavor profile of Appalachian white oak.

GOLDEN HONEY - Flavor reminiscent of toasted Appalachian white oak, and the essence of fresh honeycomb and the taste of natural honey.

SCORCHED BROWN SUGAR - Flavor reminiscent of charred Appalachian white oak, real brown sugar and natural vanilla flavor.

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PEANUT BUTTER - A taste reminiscent of Appalachian white oak with rich smooth notes of peanut butter.

Our ready to drink portfolio includes the following:

OLD FASHIONED - Plush, dignified cocktail of muddled sugar, whiskey, bitters and Appalachian Mountain spring water blended with toasted Missouri and Tennessee white oak is sleek and ready to pour.

MANHATTAN - Austere rye whiskey with a rich touch of both sweet and dry vermouths sculpted with toasted Missouri and Tennessee white oak creates a glossy, mirror like smoothness, made effortlessly.

Our Tim Smith product portfolio includes the following:

CLIMAX MOONSHINE - The original recipe is distilled from corn, rye, and barley malt. Clean and natural tasting with a subtle sweetness and bold defiance.

CLIMAX WOOD-FIRED WHISKEY - This isn’t your ordinary American bourbon-style whiskey its Tim Smith’s century-old moonshine recipe aged and filtered with toasted oak and maple wood imparting color and revolutionary flavors. The final process allows the whiskey to cool in Oak containers and the result is Tim Smith’s revolutionary Climax Whiskey – Made to be in a Class of its Own.

CLIMAX FIRE NO. 32 - Cinnamon Spice Moonshine using Tim Smith’s original pot-distilled recipe. Bold, Hot and Smooth. As a volunteer fire chief in Climax, VA, Tim created this moonshine as a tribute to firefighters across the country.

TIM SMITH SOUTHERN RESERVE BOURBON - Amber in appearance. Caramelized sugar and vanilla melt into a soft wheat. It finishes with a sweet honey profile.

TIM SMITH SOUTHERN RESERVE RYE - Golden amber in appearance. Notes of spicy toasted American oak give way to the gentle warm finish of sweet rye and caramel.

TIM SMITH SOUTHERN RESERVE WHISKEY - Reddish amber in appearance. Sweet corn and mild rye blend with smoky, caramelized oak. It finishes with earthy, nutty notes.

We also produce a wood crafted portfolio American whiskey. This blend is colored and flavored with Appalachian white oak chips. This brings out a soft caramel flavor with notes of vanilla and spice. The charred white oak chips soften this spirit to make it smooth and easy to drink.

The Traditional Production Process

Traditional distillation is a production process that involves the flow of spirits in and out of a wooden barrel. The liquid absorbs characteristics from the barrel that change its appearance and flavor resulting in spirits that are soft and rich in character. This aging process is a multi-year journey with barrels sitting in a warehouse until the right flavor profile is reached. This process is costly; barrels can only be used once to age whiskey and product must be stored for years before its value can be unlocked.

The Two Trees Solution

Two Trees’ aging technology accelerates the physical and chemical changes that occur during aging without altering the natural process. These changes happen simultaneously, which leads to a well-balanced ﬁnal product. We call this process the “Two Trees Process”, as discussed below.

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The Two Trees Process.

Our aging process uses the same ingredients as traditional aging does with wood, water, and alcohol, while activating the same conversion of acids into esters (esterification). Our unique combination of saturated wood chips and unflavored spirits are placed in a stainless steel tank and introduced to our proprietary electrical current technology. Radio waves cause the pores in the wood to open, transferring tannins and hemicellulose to the spirits. Resulting in vanilla, caramel, leather and floral aromas and flavors. The physical and chemical changes happen simultaneously, leading to an exceptionally balanced final product.

Benefits of Our Process and Technology

Our aging process and proprietary technology provides the following benefits:

●	Artistry and Innovation – Ability to experiment with intriguing flavor profiles across a variety of spirit categories, using a unique combinations of wood types and flavoring including those that cannot be used to make barrels.

●	Speed and Scalability - Once a product has been developed and consumer tested, we can scale up production quickly to meet ongoing demand. This allows us to capitalize on emerging trends and rapidly expand into new markets. Customers can get supply on demand while our competitors wait years.

●	Sustainability - Our process uses between 85% to 90% less wood used in traditional barrel aging and eliminates the need to house barrels for multiple years.

A Sustainable Production Process as White Oak Grows Scarce

We believe that our proprietary electrical current technology enhanced aging process will reduce the overuse of American white oak used in the making of barrels aged spirits. American white oak is a hardwood tree native to eastern and central North America and has been the go-to wood to make barrels. It takes 80 to 100 years for an American white oak tree to reach maturity when it can then be harvested for use in making barrels.

As demand for whiskey grows, among other things, oak supply has been shrinking. The supply of oak is hindered by a lack of planting, competing species, climate change, invasive insects, disease and the prevalence of advanced aged existing trees.

The price of a whiskey barrel has increased from $300 to $500 since the early 2000s. A fully mature American white oak tree produces about two to three traditional barrels with a 53 gallon capacity. Two Trees can use discarded white oak in its production process instead of removing live trees, which is both cost effective and environmentally friendly.

Licensing Opportunities

Two Trees plans to license our proprietary accelerated-aging technology to other spirit producers who can take advantage of the technology’s speed and ﬁnancial beneﬁts for their own facilities. Licensing our technology offers opportunity to generate a recurring revenue stream with each individual aging system and has potential to add value in locations worldwide struggling to meet consumer demands, while reducing costs for aged spirits.

Opportunities to Meet Projected Increases in Demand

We believe there is an opportunity to expand our sales to meet projected increases in demand. Total craft whiskey sales volume in the United States, including all sub-segments of Bourbon, blended, rye, Tennessee, other US, American single malt and moonshine, have shown accelerated growth in recent years. Sales in this product category are forecasted to reach 8.07 million nine-liter cases by 2024 on a cumulative annual growth rate of 13.1% during the period from 2019 through 2024 with the addition of 3.7 million nine-liter cases as noted in the charts below.

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Source: 2020 IWSR Drinks market analysis

Expansion Plans

Two Trees plans to focus on licensing our proprietary technology and bulk aging alcohols, as well as expanding and building distribution for our owned brands and as a private label initiative for wholesale and retail customers. Two Trees is considering acquiring complementary distilleries to expand its sales and marketing efforts on its current portfolio brands along with others that are under development.

See “Management’s Discussion and Analysis of Financial Condition and Plan of Operations – Two Trees Beverage Company, Inc. - Liquidity and Capital Resources.”

Markets

Two Trees Products are available through a network of authorized distributors. Continued growth is important to our long-term success and we expect to foster this growth by emphasizing fast-growing spirits categories, continued product and packaging innovation, brand building within targeted consumer segments and pursuing brand licensing opportunities. This includes increasing emphasis on licensing and expansion of our distributor network and marketing to better connect and engage with consumers.

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Competition

Two Trees recently commenced the production and sale of spirits with sales of $2.1 million for the year ended December 31, 2022 and $1.3 million as of September 30, 2023 which represents a very small fraction of the approximate total $525.30 billion market1. According to International Wine & Spirit Research (IWSR), for calendar year 2022, the ten largest global spirits companies controlled over 20% of the total spirits volume sold around the world. While we believe that the overall market environment offers considerable growth opportunities for us, our industry is, and will remain, highly competitive. We compete against many global, regional, and local brands in a variety of categories of beverage alcohol, but our brands compete primarily in the industry’s craft distillery market many of which entered the market in the last few years. Our competitors include craft producers and major global spirits companies, such as Diageo, Brown-Forman Corporation, and Constellation Brands.

Brand recognition, brand provenance, quality of product and packaging, availability, flavor profile, and price affect consumers’ choices among competing brands in our industry. Other factors also influence consumers including advertising, promotions, merchandising at the point of sale, expert or celebrity endorsement, social media and word of mouth, and the timing and relevance of new product introductions. Although our competitors have substantially greater resources than we do, we believe that our competitive position is strong, particularly as it relates to price, quality, and relevance of new product introductions and our unique proprietary technology.

Distribution Network and Customers

In the United States, which generally prohibits spirits and wine manufacturers from selling their products directly to consumers, we sell our brands either to distributors or to state governments (in states that directly control alcohol sales) that then sell to retail customers and consumers.

We believe that our customer relationships are good and that our exposure to concentrations of credit risk is limited due to our thorough evaluation of each customer. In fiscal 2022, our three largest customers accounted for approximately 12.5%, 11.0% and 10% of net sales, respectively. No other customer accounted for 10% or more of our net sales in fiscal 2022.

License Agreement

Through our wholly owned subsidiary, Prost Beverage Company, LLC (“Prost Beverage”), we are the exclusive licensee in the United States, Canada and Mexico of certain intellectual property related to Tim Smith with respect to products that include moonshine, flavored moonshine, whiskey, flavored whiskey and ready to drink moonshine or whiskey, various promotional items and unaged distillate bases. This license agreement provides for payment to the licensor of a guaranteed minimum royalty and a share of the net proceeds received by Prost Beverage in connection with the sale of assets relating to the licensed property.

Seasonality

In some years, holiday buying makes the fourth calendar quarter the peak season for our business. Approximately 32% and 13% of our net sales for fiscal 2021 and fiscal 2022, respectively, were in the fourth calendar quarter.

Regulatory Environment

Federal, state and local authorities regulate how we produce, store, transport, distribute, market, and sell our products. Some countries and local jurisdictions prohibit or restrict the marketing or sale of distilled spirits in whole or in part.

1 https://www.statista.com/outlook/cmo/alcoholic-drinks/spirits/worldwide

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At the federal level in the United States, the Alcohol and Tobacco Tax and Trade Bureau of the U.S. Department of the Treasury regulates the spirits and wine industry with respect to the production, blending, bottling, labeling, advertising, sales, and transportation of beverage alcohol. Similar regulatory regimes exist at the state level where we sell or plan to sell our products. In addition, beverage alcohol products are subject to customs duties, excise taxes, and/or sales taxes in many countries, including taxation at the federal, state, and local level in the United States.

U.S. federal and state regulations set their own distilling and maturation requirements. At the federal level, we hold a federal basic Distilled Spirits Plant (“DSP”) permit issued by the Alcohol and Tobacco Tax and Trade Bureau (the “TTB”) which permits us to establish a DSP to produce, bottle, rectify, process or store beverage spirits. In addition, through our wholly owned subsidiary, Prost Beverage Company, LLC (“Prost Beverage”), we hold a federal basic importer and wholesaler permit with the TTB which permits us to import distilled spirits, wine or malt beverages into the United States.

At the state level, we hold a state alcohol beverage license issued by the North Carolina Alcoholic Beverage Control and we are subject to the North Carolina General Statutes and the North Carolina Administrative Code, as well as any industry guidance, ruling, or similar documents published by the governing alcohol agency. We are also subject to state alcohol beverage regulations in states where we are permitted to ship alcohol to wholesalers. In particular, Prost Beverage must abide by the provisions of Title 34, Florida Statutes (Alcoholic Beverages and Tabacco) and the regulations promulgated thereunder, because Prost Beverage is located in Florida. Prost Beverage is also licensed to sell alcoholic beverages to distributors in other states and is subject to the alcohol beverage regulations and laws of those states and, where applicable, state excise tax provisions governing alcohol beverages. We believe our operations comply with all of the applicable laws and regulations.

Our operations are also subject to various environmental protection statutes and regulations, and our policy is to comply with them. Complying with these statutes and regulations has not materially impacted our capital expenditures, earnings or competitive position, and is not expected to have a material impact during fiscal 2023.

Intellectual Property

We, primarily through our subsidiaries, hold or have rights to use various service marks, trademarks and trade names we use in the operation of our businesses that we deem particularly important to each of our products. As of the date of this report, we had 12 trademarks for our products and services as follows:

Trademark	Registration Date	Reg. Number	Class
TIM SMITH’S CLIMAX MOONSHINE	3/21/2017	5,166,624	Class 21: portable coolers Class 25: shirts, caps Class 33: distilled spirits
CLIMAX MOONSHINE	10/20/2015	4,834,895	Classes 2, 13, 23, 29, 30, 33, 40 and 50: drinking glasses and drinking flasks Classes 22 and 39: shirts and hats Classes 47 and 49: distilled spirits
FIRE NO 32	2/21/2017	5,147,397	Class 33: distilled spirits
CLIMAX WHISKEY	8/01/2017	5,257,114	Class 33: distilled spirits
CLIMAX WOOD-FIRED	8/22/2017	5,272,047	Class 33: distilled spirits
TIM SMITH SOUTHERN RESERVE	11/26/2019	5,922,109	Class 33: distilled spirits, whiskey
SNARLY YOW	1/14/2020	5,963,107	Class 33: distilled spirits, whiskey
TWO TREES	3/24/2020	6,020,545	Class 33: Alcoholic beverages except beers, not wine based; Distilled spirits; Whiskey
OWL HEAD	6/16/2020	6,079,608	Class 33: distilled spirits; whiskey
WAMPUS CAT	6/16/2020	6,079,610	Class 33: distilled spirits; whiskey
MOON CHASERS	6/12/2022	6,785,148	Class 33: alcoholic beverages, namely, ready-to-drink cocktails
SUSTAINABLY – MATURED	11/14/2023	7219580	Class 40: Alcohol distillery services; Spirits distillery services; Whisky distillery services

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We have significant capabilities in the areas of aging of spirits and have developed a number of proprietary systems and methodologies. As of the date of this report, we have been issued one patent, one allowed patent and have three pending patents in the United States as follows:

Application Title	Application Date	Application Number	Status	Patent Summary
System & method for the rapid aging of a distilled ethyl alcohol with RF energy and wood material supporting platform	7/19/2022	17/868,667	Issued on 4/18/2023 Patent No.: US 11,629,317 B2	Provides a novel method and system for the rapid aging of a distilled ethyl alcohol, aka a distilled spirit for human consumption, with RF energy.

System & method for the rapid aging of a distilled ethyl alcohol with RF energy and wood material supporting platform	2/15/2023	1//110,250	Allowed

Ethanol Based Extraction of Soluble Wood Components	2/11/2021	17/173,277	Pending	A method for ethanol-based extraction of soluble wood components.

System & Method for the Rapid Aging of a Distilled ethyl Alcohol With RF Energy	11/1/2021	17/516,544	Pending	Provides a novel method and system for the rapid aging of a distilled ethyl alcohol, aka a distilled spirit for human consumption, with RF energy.

System and method for the rapid aging of a distilled ethyl alcohol with RF energy to fracture and expand wood capilaries	7/19/2022	17/868,649	Pending	Provides a novel method and system for the rapid aging of a distilled ethyl alcohol, aka a distilled spirit for human consumption, with RF energy.

We regularly seek to protect our intellectual property rights in connection with our products and production processes. We rely on non-disclosure/confidentiality agreements to protect our intellectual property rights. To the extent we describe or disclose our proprietary technology, we redact or request redaction of such information prior to public disclosure. Despite these measures, we may be unable to detect the unauthorized use of, or take appropriate steps to enforce our intellectual property rights. Failure to adequately protect our intellectual property could impair our ability to compete effectively. Further, enforcing our intellectual property rights could result in the expenditure of significant financial and managerial resources and may not prove successful. Although we intend to protect our rights vigorously, there can be no assurance that these measures will be successful.

We own the website www.twotreesdistilling.com.

Employees

As of September 30, 2023, Two Trees had nine full time employees and/or independent contractors, none of which were seasonal. We consider our relations with our employees to be good.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Two Trees for the periods ended December 31, 2022 and 2021 and the nine month periods ended September 30, 2023 should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Description of Business” and the Financial Statements and notes thereto of Two Trees filed herewith as Exhibits 99.1 and 99.2 and the pro forma financials and notes thereto are filed herewith as Exhibit 99.3. The various sections of this discussion contain forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout Current Report on Form 8-K as well as other matters over which we have no control. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K, other than as required by law.

Overview

For an overview of the business of Two Trees, please see the section titled “Overview of the Business of Two Trees” beginning on page 8.

Results of Operations

MDwerks, Inc.—Results of Operations

Three Months Ended September 30, 2022 Compared to the Three Months Ended September 30, 2023

Revenues. We did not earn any revenues during the three months ended September 30, 2023 and 2022.

Operating Expenses. The Company reported operating expenses of $129,132, consisting primarily of legal, accounting and various other public company related expenses for the three months ended September 30, 2023, compared to $49,652 for the three months ended September 30, 2022. The $79,480 increase was primarily attributable to increased legal and accounting fees related to our public company reporting obligations as well as our activities related to the completion of the merger with Two Trees discussed elsewhere in this report.

Total Other Income and Expense. Total other income was $164,623 for the three months ended September 30, 2023, compared to $0 for the three months ended September 30, 2022. The increase was primarily attributable to a $168,855 gain realized in connection with the sale of assets to Dream Workz disclosed elsewhere in this report partially offset by interest expense of $4,232 for the three months ended September 30, 2023, compared to $0 for the three months ended September 30, 2022.

Net Income. Net income was $35,491 for the three months ended September 30, 2023 compared to a net loss of $49,652 as a result of an increase in total other income, partially offset by an increase in operating expenses, each of which are discussed above.

Nine Months Ended September 30, 2022 Compared to the Nine Months Ended September 30, 2023

Revenues. We did not earn any revenues during the nine months ended September 30, 2023 and 2022.

Operating Expenses. The Company reported operating expenses of $234,659, consisting primarily of legal, accounting and various other public company related expenses for the nine months ended September 30, 2023, compared to $58,298 for the nine months ended September 30, 2022. The $176,361 increase was primarily attributable to increased legal and accounting fees related to our public company reporting obligations, as well as our activities related to the completion of the merger with Tow Trees discussed elsewhere in this report.

Total Other Income and Expense. Total other income was $158,947 for the nine months ended September 30, 2023, compared to $0 for the nine months ended September 30, 2022. The increase of $158,947 was primarily attributable to a $168,855 gain realized in connection with the sale of assets to Dream Workz disclosed elsewhere in this report partially offset by an increase in interest expense of $9,908 for the nine months ended September 30, 2023, compared to $0 for the nine months ended September 30, 2022.

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Net Income. Net income (loss) was ($75,712) for the nine months ended September 30, 2023 compared to a net loss of ($58,298) as a result of an increase in total other income, partially offset by an increase in operating expenses, each of which are discussed above.

Working Capital

The calculation of Working Capital provides additional information and is not defined under GAAP. We define Working Capital as current assets less current liabilities. This measure should not be considered in isolation or as a substitute for any standardized measure under GAAP. This information is intended to provide investors with information about our liquidity.

Other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

MDwerks, Inc.—Liquidity and Capital Resources

As of September 30, 2023 and 2022, we had $166,048 and $23,715 in cash. We anticipate that our current cash and cash equivalents and cash generated from financing activities will be insufficient to satisfy our liquidity requirements for the next 12 months. As of September 30, 2023, the Company has incurred operating losses since inception of $523,428. At September 30, 2023, the Company had working capital of $30,904 an increase of $145,871 from December 31, 2022 primarily as a result of a $217,333 increase in cash and a $75,000 loan receivable provided by the sale of assets to Dream Workz disclosed elsewhere in this report, partially offset by a $71,462 increase in total liabilities.

The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. Management has expressed substantial doubt about our ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

We expect to incur marketing, professional, and administrative expenses as well expenses associated with maintaining our filings with the Commission. We will require additional funds during this time and will seek to raise the necessary additional capital. If we are unable to obtain additional financing, we may be required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results. Additional funding may not be available on favorable terms, if at all. The Company intends to continue to fund its business by way of equity or debt financing and advances from related parties. Any inability to raise capital as needed would have a material adverse effect on our business, financial condition and results of operations.

Two Trees Beverage Company —Results of Operations

Nine Months Ended September 30, 2022 Compared to the Nine Months Ended September 30, 2023

Sales for the nine months ended September 30, 2023 decreased to $1,251,408, or approximately 39.4%, from $2,064,124 for the nine months ended September 30, 2022. The decrease in revenue is primarily attributable to decreased liquor sales during the period.

During the nine months ended September 30, 2023, cost of sales decreased to $751,789, or approximately 41.8%, from $1,291,023 for the comparable 2022 period. The decrease is primarily attributable to the costs associated with decreased liquor sales in the period.

Total operating expenses for the nine months ended September 30, 2023 decreased to $1,478,342, or approximately 36.6%, from $2,330,278 for the nine months ended September 30, 2022. This decrease is primarily due to the reduction of additional sales personnel and event coordinators which resulted in a $698,644 reduction in salary and wages and $51,240 reduction in general and administrative expenses.

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Two Tree’s net loss for the nine months ended September 30, 2023 decreased to $978,369 from net loss of $1,555,605 during the comparable 2022 period. The decrease is attributable to decreased sales during the period which was offset by decreased expenses.

Two Trees Beverage Company — Liquidity and Capital Resources

As of September 30, 2023, Two Trees total assets were $847,148 comprised of $30,064 in cash, $81,246 in accounts receivables, $207,134 in inventories, $11,170 in prepaid expenses, $180,379 in property and equipment and $337,155 in right-of-use assets. This is a decrease in total assets from $976,564 as of December 31, 2022. As of September 30, 2023, Two Trees working capital deficit was $317,106.

Two Trees cash flows from operations and Two Trees available capital are presently insufficient to sustain Two Trees current level of operations for the next 12 months. Furthermore, Two Trees will require a minimum of $5 million to expand and market its products. Two Trees plans to improve its cash position by focusing on increasing sales, improving profitability and a combination of capital sources, including debt and equity financings. The ability to fund operations, to make planned capital expenditures, to execute on our expansion plans depends on our ability to raise funds from debt and/or equity financing which is subject to prevailing economic conditions and financial, business and other factors, some of which are beyond our control. There can be no assurance that additional financing will be available to us when needed or at all, or obtained on commercially reasonable terms acceptable to us.

On August 25th and 29th 2023, MDWerks, Inc. loaned Two Trees $15,000 and $30,000 respectively, which accrues interest daily at the rate of 10% per annum (computed on the basis of the actual number of days elapsed and a year of 360 days and compounded monthly) from August 25th and 29th, 2023. The loans mature on August 25th and 29th, 2024, respectively, but they may be prepaid in whole or in part at any time prior to the maturity dates.

Going Concern

MDwerks. The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. The Company had a net loss of $75,712 and an accumulated deficit of $523,428 as of and for the nine months ended September 30, 2023. Although management believes that it will be able to successfully complete the Two Trees Merger and the raising of capital to meet the Company’s future liquidity needs, there can be no assurances in this regard. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

Two Trees. Two Trees’s financial statements have been prepared assuming that Two Trees will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of the financial statements for Two Trees included elsewhere in this report. On a consolidated basis, Two Trees has incurred significant operating losses since inception. Because Two Trees does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about Two Trees’s ability to continue as a going concern. Therefore, Two Trees will need to raise additional funds and is currently exploring alternative sources of financing. Historically, Two Trees has raised capital through private placements, notes payable and related party loans as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans in order to fund its operations. On September 30, 2023, Two Trees had a net loss of $978,369, an accumulated deficit of $7,108,137 and a working capital deficit of $317,106. The financial statements do not include any adjustments that might be necessary if Two Trees is unable to continue as a going concern. Two Trees’s continuation as a going concern is dependent upon the ability to raise financing from third parties and generating revenues from operations. There is no assurance that Two Trees will be successful in doing so.

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Critical Accounting Policies and Estimates

Business Segments

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Use of Estimates

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Changes in estimates are recorded in the period in which they become known. Two Trees bases its estimates on historical experience and other assumptions, which include both quantitative and qualitative assessments that it believes to be reasonable under the circumstances.

Fair Value of Financial Instruments

Two Trees accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on Two Trees’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

Two Trees uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires Two Trees to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

The three tiers are defined as follows:

●	Level 1 - Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;
●	Level 2 - Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and
●	Level 3 - Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. Two Trees may also engage external advisors to assist in determining fair value, as appropriate.

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DESCRIPTION OF PROPERTY

Our principal executive offices and production facility is located at 17 Continuum Drive, Fletcher, North Carolina 28732. In addition, Two Trees maintains a corporate office at 5300 Glades Cutoff Road, Ft. Pierce, Florida 34981.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) each director and named executive officer, (ii) all executive officers and directors as a group; and (iii) each shareholder known to be the beneficial owner of 5% or more of the outstanding common stock of the Company as of December 8, 2023.

Beneficial ownership is determined in accordance with the rules of the SEC. Generally, a person is considered to beneficially own securities: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, and (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options or warrants). For purposes of computing the percentage of outstanding shares held by each person or group of persons, any shares that such person or persons has the right to acquire within 60 days of December 8, 2023 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. The following table sets forth information regarding the number of shares of Common Stock and Series A Preferred Stock beneficially owned as of the date of this Annual Report, by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group: On December 8, 2023 we had [__] shares of common stock issued and outstanding and 8,957,500 shares of Series A Preferred Stock issued and outstanding.

	Common Stock		Series A Preferred Stock		Total			Voting
Name, Position and Address of Beneficial Owner	No. Beneficially Owned	% of Common Stock(1)	No. Beneficially Owned	% of Series A Preferred Shares(1)(2)	Total No. of Capital Stock Owned(2)	% of Total Capital Stock		% of Voting Capital Stock
Directors and Executive Officers
Joseph R. Ragazzo(3)	752,162	*	-	-	752,162	*
James P. Cassidy(4)	5,221,202	2.72%	-	-	5,221,202	*
Edward D. Kratovil	-	-	-	-	-	-		-
Steven C. Laker (5)	1,050,000	*	-	-	1,050,000	*		*
Michael Nordlicht (6)	2,250,000	1.18%	-	-	2,250,000	*		*
All directors and officers as a group (5 persons)	9,273,364	4.82%	-	-%	9,273,364	*	%	*
Five Percent Shareholders:
Infinity Holdings, GR(7)	10,152,204	5.32%	-	-	10,152,204	*		*
Tradition Reserve Trust 1 LLC. (8)	-	-	8,957,500	100%	895,750,000	82.43%		82.43%

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Notes:

*	less than 1%.

(1)	The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on December 8, 2023. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding options and other derivative securities owned by that person which are exercisable within 60 days of December 8, 2023. Common stock options and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

(2)	Each share of Series A Preferred Stock is convertible into 100 shares of Common Stock and is entitled to 100 votes per share.

(3)	The number of shares beneficially owned by Mr. Ragazzo includes options to purchase 752,162 shares of common stock at an exercise price of $0.36 per share expiring on December 8, 2023.

(4)	The number of shares beneficially owned by Mr. Cassidy includes 500,000 shares owned prior to the closing of the Merger, 2,000,000 shares owned by an entity owned or controlled by Mr. Cassidy, 1,977,832 shares owned by an entity owned or controlled by Mr. Cassidy issued in connection with the Merger, and options to purchase 743,370 shares of common stock at an exercise price of $0.36 per share expiring on December 8, 2033.

(5)	Steve C. Laker is Chief Executive Officer and Director of the Company.

(6)	Michael Nordlicht is Chief Operating Officer and Director of the Company.

(7)	Brian Plotkin is the president of Infinity Holdings GR and has sole dispositive power over the shares owned by Infinity Holdings GR. Its address is 911 Half Moon Bay Dr, Croton on Hudson, NY 10520.

(8)	Kerry E. Cassidy is the Managing Member of Tradition Reserve Trust 1 LLC and has sole dispositive power over the shares owned by Tradition Reserve Trust 1 LLC. Its address is 107 N Greeley Ave., PO Box 892, Chappaqua New York 10514.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and director are as follows:

The following table sets forth the names, positions and ages of our current directors and executive officers. Each director is elected at our annual meeting of stockholders and holds office for one year, or until his successor is elected and qualified. Officers are elected by our Board of Directors and their terms of office are at the discretion of our Board.

Name	Position	Age	Term of Office
Joseph R. Ragazzo	Interim Two Trees Beverage Company Chief Executive Officer	58	Appointed July 2022
James P. Cassidy	Executive Chairman of the Board of Directors	61	Appointed December, 2023
Edward D. Kratovil	Director	78	Appointed December, 2023
Steven C. Laker	Chief Executive Officer, Chief Financial Officer and Director	45	Appointed July 21, 2022
Michael Nordlicht	Chief Operating Officer and Director	36	Appointed July 21, 2022

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Biographical information concerning the directors and executive officers listed above is set forth below:

Joseph R. Ragazzo. Mr. Ragazzo was appointed as Two Trees’ interim Chief Executive Officer in July 2022. He is responsible for overseeing its day-to-day operations. From February 2020 until June 2023, Mr. Ragazzo was the Chief Revenue Officer of El Hempe Spirits, Inc., a company he co-founded where he was responsible for overseeing its day-to-day operations, portfolio and pricing strategies, route-to-market, and execution of its operations. From June 2015 to February 2020, Mr. Ragazzo was a Vice President/General Manager for the Alcohol Division of LiDestri Food & Drink where he was responsible for growing its spirits portfolio and revenues through expansion of its consumer reach through market growth, social media engagement and partner connections. From 1981 to 2013, Mr. Ragazzo held positions of increasing responsibility at Brown-Forman Corporation, a producer of a wide variety of beverage alcohol products. From 2007 to 2013, Mr. Ragazzo was a director of national accounts at Brown-Forman Corporation where his responsibilities included a focus on big box retailers. Mr. Ragazzo received a Bachelor of Science degree in Criminal Justice and Business from American University and a Master of Business Administration from Lesley University.

James. P. Cassidy. Mr. Cassidy was appointed as a Director of the Company on December 8, 2023 following its acquisition of Two Trees. Mr. Cassidy is the founder and Managing Partner of Preposterous Holdings, a family run private equity business with offices in Asheville, North Carolina which he established in 2013. Mr. Cassidy has worked as a private equity investor and advisor for over 25 years with dozens of companies across several industries, with extensive experience in the tobacco, technology, hospitality, consumer packaged goods, and healthcare sectors. Since May 2021, he has served as Chairman of the Board of Two Trees. Beginning in 2016 he was an early investor in, and helped guide, GoFire, Inc. as a board member and consultant until the sale of its certain vaporizer and inhalation-related intellectual property assets to Kaival Brands Innovations Group, Inc. (Nasdaq: KAVL) in May 2023. From 2000 to 2007, Mr. Cassidy was a partner in The StrataGroup, a wealth management advisory group at Smith Barney. From 1983 to 1993, he worked in various roles in the government relations department and as Director of Corporate Services at UST Inc., a tobacco business holding company.

Edward D. Kratovil. Mr. Kratovil was appointed to the Board of Directors on December 8, 2023. Since April 2009 he has been a corporate crisis management consultant for companies engaged in sales of tobacco, nicotine products, and vapor devices. In 2009, Mr. Kratovil retired as a Senior Vice President from UST Inc (sold to Altria in 2008) where he had been employed since 1985. UST Inc produced and marketed smokeless tobacco products and wine, sparkling wine, and cigars under brand names such as Chateau Ste. Michelle, Columbia Crest , Don Tomas Cigars. Mr. Kratovil previously was the Director of Government Relations for American Can Company, served for three years as Chairman of the Connecticut Gaming Policy Board, spent seven years on the Board of the Congressional Sportsmen’s Foundation and received a Bachelor of Arts with a major in Political Science from Southampton College of Long Island University.

Steven C. Laker. Steven C. Laker was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, and Director on July 21, 2022. Mr. Laker has served as the Chief Executive Officer of Sunwave USA Holdings Inc., a company focused on the energy and sustainability industry (“Sunwave”) since 2019. Previously, Mr. Laker served as Chief Executive Officer of Agera Energy LLC and its affiliates, from 2014 through 2018. Mr. Laker received a Bachelor of Arts from SUNY Empire State College

Michael Nordlicht. Michael Nordlicht was appointed as the Company’s Chief Operating Officer and Director on July 21, 2022.

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Mr. Nordlicht, served a Vice President of Sunwave, a company focused on the energy and sustainability industry from 2019 to 2022. Also, Mr. Nordlicht served as the General Counsel for Agera Energy LLC, an electricity and natural gas provider from June 2014 through January 2019. Mr. Nordlicht received a Bachelor of Arts degree from Yeshiva University and Juris Doctor degree from Georgetown University Law Center.

Key Employees

We employ certain individuals who, while not executive officers, make significant contributions to our business and operations and hold various positions within our subsidiaries.

Chad Slagle. Chad Slagle is a cofounder and is the Senior Vice President of Product Innovation and Bulk Sales of the Company’s wholly-owned indirect subsidiary, Two Trees Distilling Company and has various positions since 2018. In this current role, he is responsible for product development and bulk spirit sales, among other areas of responsibility. Mr. Slagle received a Bachelor of Arts in Health Promotion from Appalachian State University.

Chip Flanders. Chip Flanders has been the National Sales Director for Two Trees since July 2016. Previously, Mr. Flanders has been a sales representative and a national sales director in the craft spirits and wine industry for various companies. Mr. Flanders received a Bachelor of Science in Business Administration from the College of Charleston.

Family Relationships

None.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

● Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

● Had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

● Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

● Been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

● Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

● Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full Board of Directors performs the functions of these committees. We do not believe it is necessary for our Board of Directors to appoint such committees because the volume of matters that come before our Board of Directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our common stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Director Independence

We have one independent director, Edward D. Kratovil, as such term is defined in the listing standards of The NASDAQ Stock Market, at this time. The Company is not quoted on any exchange that requires director independence requirements.

Code of Ethics

We have not yet adopted a code of ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting.

Board Qualifications

We believe that each of the members of our board of directors has the experience, qualifications, attributes and skills that make him or her suitable to serve as our director, in light of our regulated business and the complex nature of our operations. See above under the heading Item 10. “Directors, Executive Officers and Corporate Governance” for a description of the education and experience of each director.

Board Leadership Structure and Board’s Role in Risk Oversight

Our board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The board oversees management of financial risks; our board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The board regularly reviews plans, results and potential risks related to our business. The board is also expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Limitation on Liability and Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed legal action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

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In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation provides that directors will not be personally liable for monetary damages for breaches of their fiduciary duty as directors. The effect of this provision is to eliminate the personal liability of directors for monetary damages or actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

EXECUTIVE COMPENSATION

Summary Compensation Table – MDwerks, Inc.

We have made no provisions for paying cash or non-cash compensation to its officers and directors. No salaries have been paid for the years ended December 31, 2022 and 2021, and none will be paid unless and until our operations generate sufficient cash flows.

The following table summarizes all compensation recorded by us in the past two fiscal years for:

● our principal executive officer or other individual acting in a similar capacity during the fiscal year ended December 31, 2022,

● our two most highly compensated executive officers, other than our principal executive officers, who were serving as executive officers at December 31, 2022, and

● up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at December 31, 2022.

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For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

2022 Summary Compensation of Named Executive Officers of MDwerks, Inc.

Name and Principal Position	Fiscal Year ended December 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steve Laker	2022	—	—	—	—	—	—	—	—
Present, Chief Executive Officer Chief Financial Officer,	2021	—	—	—	—	—	—	—	—

Michael Gelmon,	2022	—							—
Former Chief Executive Officer(1)	2021	—						—	—

Michael Nordlicht	2022	—	—	—	—	—	—	—	—
Chief Operating Officer	2021	—	—	—	—	—	—	—	—

1. Resigned on July 21, 2022.

Summary Compensation Table – Two Trees Beverage Company

The following table summarizes all compensation recorded by Two Trees in the past fiscal year for:

● Two Trees’ principal executive officer or other individual acting in a similar capacity during the fiscal year ended December 31, 2022,

● Two Trees’ two most highly compensated executive officers, other than its principal executive officers, who were serving as executive officers at December 31, 2022, and

● up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of Two Trees at December 31, 2022.

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For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

2022 Summary Compensation of Named Executive Officers of Two Trees Beverage Company

Name and Principal Position	Fiscal Year ended December 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph R. Ragazzo, Interim Chief Executive Officer	2022	18,000	-	-	54,360	-	-	-	72,360

Chadwick Slagle, Chief Operating Officer	2022	128,500	-	-	11,160	-	-	11,917	151,577

John Anderson, Former Chief Financial Officer	2022	114,475	-	-	3,600	-	-	33,907	148,982

Outstanding Equity Awards at Fiscal Year End

MDwerks, Inc. None of our named executive officers received any equity awards, including, options, restricted stock, performance awards or other equity incentives during the year ended December 31, 2022.

Two Trees Beverage Company As of December 31, 2022, Two Trees has awarded an aggregate of 933,647 options to acquire its common stock at a weighted average exercise price of $0.36 per share (the “Two Trees Stock Options”). Pursuant to the terms of the Merger Agreement, we have assumed the Two Trees Stock Options which convert into an aggregate of 4,598,385 shares of our Common Stock at a weighted-average exercise price of $1.7932 per share.

Employment Contracts

MDwerks, Inc. At this time, we have not entered into any employment agreements with our officers and directors. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our officers and directors.

Two Trees Beverage Company Two Trees entered into a consulting agreement with Mr. Ragazzo on July 18, 2022 and amended that agreement on September 19, 2022 (the “Ragazzo Consulting Agreement”). Pursuant to the terms of the Ragazzo Consulting Agreement, Mr. Ragazzo agreed to serve as Two Trees Interim Chief Executive Officer in exchange for options to purchase 120,000 shares of Two Trees common stock at an exercise price of $0.36 per share (the “Ragazzo Stock Options”). The Ragazzo Stock Options are issuable by Two Trees at the rate of 20,000 options per month during the term of the agreement. The term of this agreement is for a period of nine months from the date of the agreement and such term may be extended with the written consent of Two Trees and Mr. Ragazzo. The Ragazzo Consulting Agreement requires Mr. Ragazzo to maintain the confidentiality of Two Trees confidential information as defined in the agreement and includes a “work made for hire” clause whereby all intellectual property that is developed by Mr. Ragazzo pursuant to the agreement is the sole property of Two Trees. The Ragazzo Consulting Agreement provides that each of the parties to the agreement are obligated to indemnify each other as a result of certain losses and damages which occur in connection with the agreement.

Equity Award Plans

MDwerks, Inc. We have not adopted any equity compensation plans but may do so in the future. The terms of any such plan have not been determined. As of December 31, 2022, there are no outstanding equity awards concerning unexercised options, stock that has not vested nor equity incentive plan awards for any named executive officer.

Two Trees Beverage Company Pursuant to the Merger Agreement, we exchanged the Two Trees Options for 4,650,685 MDwerks Options exercisable at a price of $0.36 per share. These options expire on 8, 2033.

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Director Compensation

Currently, non-employee directors do not receive any compensation for their services as directors. In the future, the Board expects to develop and adopt a compensation plan for all directors. Further, the Board has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the Board or a committee appointed by the Board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted.

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us during the year ended December 31, 2022.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Gelmon(1)	-	-	-	-	-	-	-
Steven C. Laker	-	-	-	-	-	-	-
Michael Nordlicht	-	-	-	-	-	-	-

(1) Resigned as a director on July 21, 2022.

Board Committees

We have not formed an Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee as of the filing of this Annual Report. Our Board of Directors performs the principal functions of an Audit Committee. We currently do not have an audit committee financial expert on our Board of Directors. We believe that an audit committee financial expert is not required because the cost of hiring an audit committee financial expert to act as one of our directors and to be a member of an Audit Committee outweighs the benefits of having an audit committee financial expert at this time.

Executive Compensation Philosophy

Our Board determines the compensation given to our executive officers in its sole determination. Our Board reserves the right to pay our executives or any future executives a salary, and/or issue them shares of stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, the Board reserves the right to grant performance base stock options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue and profits we are able to generate each month, both of which are a direct result of the actions and ability of such executives.

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Long-Term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board, which we do not currently have any immediate plans to award.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We do not have a written policy for the review, approval, or ratification of transactions with related parties or conflicted transactions.

The following includes a summary of transactions since the beginning of the 2022 fiscal year, or any currently proposed transaction, in which Two Trees or the Company were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of their total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Related party transactions of the Company:

Related party transactions of Two Trees:

Pursuant to the terms of the Merger Agreement, as amended at the Closing of the Merger, James P. Cassidy, Two Trees’ Chairman of the Board of Directors, entered into an indemnification agreement, pursuant to which Mr. Cassidy agreed to indemnify the Company for certain breaches of the representations and warranties of Two Trees as set forth in the Merger Agreement.

LEGAL PROCEEDINGS

From time to time, we are involved in various claims and legal actions arising in the ordinary course of business. To the knowledge of our management, there are no legal proceedings currently pending against us which we believe would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to the disclosure set forth under Item 4.01 of this Report, which is incorporated herein by reference.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the Pink Tier of OTC Market Group LLC’s Marketplace under the symbol “MDWK”. The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. The trading of securities on the OTC Pink is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock.

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The following table sets forth, for the periods indicated over the last two years, the high and low closing bid quotations, as reported by the OTC Markets, and represents prices between dealers, does not include retail markups, markdowns or commissions, and may not represent actual transactions:

	Low Trading Price	High Trading Price
Period	($)	($)
Third Quarter (September 30, 2023)	0.03333	0.06000
Second Quarter (June 30, 2023)	0.06390	0.08450
First Quarter (March 31, 2023)	0.00380	0.07290

Year Ended December 31, 2022
Fourth Quarter (December 31, 2022)	0.03000	0.11990
Third Quarter (September 30, 2022)	0.01200	0.20410
Second Quarter (June 30, 2022)	0.01719	0.0377
First Quarter (March 31, 2022)	0.01719	0.0450

Year Ended December 31, 2021
Fourth Quarter (December 31, 2021)	0.02952	0.07900
Third Quarter (September 30, 2021)	0.01620	0.08100
Second Quarter (June 30, 2021)	0.01000	0.14050
First Quarter (March 31, 2021)	0.00710	0.08860

Notes:

(1)	Source: Yahoo Finance.

Holders

As of December 8, 2023, there were approximately 184 holders of record of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

Dividends

We have not declared or paid any dividends on our common stock since our inception. We currently intend to reinvest all cash resources to finance the development and growth of our business. As a result, we do not intend to pay dividends on our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on the financial condition, earnings, legal requirements, restrictions in its debt agreements and any other factors that our board of directors deems relevant. In addition, as a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their respective jurisdictions of organization, agreements of our subsidiaries or covenants under future indebtedness that we or our subsidiaries may incur.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report, which is incorporated herein by reference.

Equity Compensation Plans

At Closing, the Company reserved 4,650,685 shares of Company common stock for issuance to Two Trees employees pursuant to stock options issued by Two Trees prior to the Closing of Merger.

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Transfer Agent and Registrar

The Company’s transfer agent is EQ by Equiniti, formerly known as Corporate Stock Transfer, located at, 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120.

DESCRIPTION OF SECURITIES

Capital Stock

We are authorized to issue 300,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, which have been designated as Series A Convertible Preferred Stock. As of December 8, 2023, 190,891,536 shares of Common Stock are issued and outstanding after giving effect to the issuance of the shares of Common Stock as Merger Consideration pursuant to the Merger Agreement.

All of our shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no pre-emptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

Our certificate of incorporation also provides that the board of directors has the flexibility to set new classes, series, and other terms and conditions of the preferred shares. Preferred shares may be issued from time to time in one or more series in the discretion of the board of directors. The board has the authority to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

Our certificate of incorporation also provides that the board of directors may issue preferred shares without further stockholder approval and for such purposes as the board deems in the best interest of our company including future stock splits and split-ups, stock dividends, equity financings and issuances for acquisitions and business combinations. In addition, such authorized but unissued common and preferred shares could be used by the board of directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, the common and preferred shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a ‘‘poison pill.’’

Common Stock

The holders of common stock are entitled to one vote per share. The Company’s Certificate of Incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share ratably in all assets of the Company which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding Preferred Stock. The holders of common stock have no pre-emptive, subscription, redemption or conversion rights. All issued and outstanding shares of common stock are, and the common stock reserved for issuance upon conversion of the Preferred Stock and exercise of option will be, when issued, fully-paid and non-assessable.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, $.001 par value, with such designations, rights and preferences as may be determined from time to time by the Board of Directors, of which 10,000,000 shares are designated Series A Convertible Preferred.

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On June 15, 2014, the Company designated the Series A Convertible Preferred so that each share shall hold with it conversion rights of one hundred (100) shares of common stock for every share of Series A Preferred stock held, and that each share of Series A Preferred stock will also hold with it the same number of common share votes prior to conversion as it would if fully converted to be used in voting on any company matter requiring a vote of shareholders. As of the date of this report, there were 8,957,500 shares of Series A Convertible Preferred Stock issued and outstanding.

Anti-Takeover Effects of Provisions of the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws

Provisions of the Delaware General Corporation Law (DGCL) and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner.

Section 203 of the DGCL generally defines a “business combination” to include, among other things, any merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets.

In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our voting stock or any entity or person associated or affiliated with or controlling or controlled by such entity or person.

Exclusive Forum Provision

Our Bylaws provide that, unless the Company consents in writing, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located with the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. We believe this provision benefits us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, the Securities Act, or any claim for which the federal courts have exclusive or concurrent jurisdiction. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, the Securities Act, or any claim for which the federal courts have exclusive or concurrent jurisdiction.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Bylaws. This choice of forum provision may limit or make more costly a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

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The exclusive forum provision contained in the Company’s Bylaws may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.

Amendments to Our Certificate of Incorporation

Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon, and in certain cases a majority of the outstanding stock of each class entitled to vote thereon, is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

●	increase or decrease the aggregate number of authorized shares of such class;
●	increase or decrease the par value of the shares of such class; or
●	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the Board of Directors

Our Bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term and until his successor shall be duly chosen.

Special Meetings of Stockholders

Under our Bylaws, a special meeting of stockholders (other than a special meeting for the election of directors), unless otherwise prescribed by statute, may only be called by the board and may be called at any time by the board. At any special meeting, only such business may be transacted as is related to the purpose(s) of such meeting set forth in the notice thereof given pursuant to the terms of the Bylaws or in any waiver of notice thereof, each pursuant to the terms of the Bylaws. Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Limitations on Directors’ Liability; Indemnification of Directors and Officers

Our Certificate of Incorporation and Bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by law. In addition, as permitted by Delaware law, our Certificate of Incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

●	any breach of his or her duty of loyalty to us or our stockholders;
●	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;
●	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or
●	any transaction from which the director derived an improper personal benefit.

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This provision does not affect a director’s liability under the federal securities laws.

Our Bylaws provide that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The DGCL and our Certificate of Incorporation and Bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

Our Certificate of Incorporation provides that no director shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability to the extent that the elimination or limitation of such liability is not permitted by the DGCL as the same exists or may hereafter be amended.

Our Bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. A principal effect of these provisions is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, subject to certain exceptions. These provisions may also shield directors from liability under federal and state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 3.02 Unregistered Sales of Equity Securities.

The company incorporates the disclosure in Item 2.01 herein.

The securities issuances described herein were exempt from registration under the Securities Act in reliance on the exemptions provided by Regulation D and Section 4(a)(2) and Section 3(a)(10), as applicable under the Securities Act.

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Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm

On February 2, 2023, the Board dismissed TAAD LLP (“TAAD”) as the Company’s independent registered public accounting firm.

TAAD’s reports on the Company’s financial statements for the fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports expressed substantial doubt regarding the Company’s ability to continue as a going concern. Furthermore, during the fiscal years ended December 31, 2021 and 2020 and through February 2, 2023, there have been no disagreements with TAAD on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to TAAD’s satisfaction, would have caused TAAD to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods.

For the fiscal years ended December 31, 2021 and 2020 and through February 2, 2023, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided TAAD with a copy of the disclosure contained herein, prior to its filing with the Securities and Exchange Commission (the “Commission”), and requested that TAAD furnish the Company a letter addressed to the Commission stating whether or not it agreed with the statements herein and, if not, stating the respects in which it does not agree. TAAD’s letter to the Commission is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

On February 2, 2023, the Board appointed M&K CPAs LLC (“M&K”) as the Company’s new independent registered public accounting firm. During the fiscal years ended December 31, 2021 and 2020 and through February 2, 2023, neither the Company nor anyone acting on the Company’s behalf consulted M&K with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Information concerning the departure of directors and certain officers and the appointment of new officers and directors upon the Closing of the Merger is set forth in Item 2.01 and biographical information concerning the newly appointed directors and officers and their compensation is set forth in the section titled “Directors and Executive Officers” above and incorporated herein by this reference.

Item 5.06 Change in Shell Company Status.

As a result of the Closing of the Merger Agreement as described in Item 2.01, which description is incorporated by reference in this Item 5.06 of this Current Report on Form 8-K, the Company ceased being a shell company on December 8, 2023 as such term is defined in Rule 12b-2 under the Exchange Act.

Item 8.01 Other Events

On December 12, 2023, the Company issued a press release announcing the closing under the Merger Agreement. A copy of the press release is attached as Exhibit 99.4 to this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Two Trees from for the years ended December 31, 2021 and December 31, 2022 are attached to this Current Report on Form 8-K as Exhibit 99.1 and are incorporated by reference herein. The unaudited financial statements of Two Trees for the period ended September 30, 2023 are attached to this Current Report on Form 8-K as Exhibit 99.2 and are incorporated by reference herein.

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(b) Pro Forma Financials.

The unaudited pro forma condensed combined financial statements of the Company and Two Trees for the nine month period ended September 30, 2023 and the year ended December 31, 2022 are attached to this Current Report on Form 8-K as Exhibit 99.3 and incorporated by reference herein.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Merger Agreement dated February 13, 2023 by and among MDwerks, Inc., MD-TT Merger Sub, Inc. and Two Trees Beverage Company (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2023).
2.2	Amendment No. 1 to Merger Agreement dated February 13, 2023 by and among MDwerks, Inc., MD-TT Merger Sub, Inc. and Two Trees Beverage Company (Incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2023).
2.3	Amendment No. 2 to Merger Agreement dated September 11, 2023 by and among MDwerks, Inc., MD-TT Merger Sub, Inc. and Two Trees Beverage Company (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2023).
2.4*	Amendment and Waiver Pursuant to Merger Agreement dated December 7, 2023 by and among MDwerks, Inc., MD-TT Merger Sub, Inc. and Two Trees Beverage Company.
10.1*†	Form of Option Rollover Agreement between MDwerks, Inc. and a Rollover Holder.
10.2*†	Form of MDwerks Option between MDwerks, Inc. and a Holder.
10.3*	Form of Indemnification Agreement between MDwerks, Inc. and James P. Cassidy.
10.4	Asset Purchase Agreement between MDwerks, Inc. and Dream Workz Automotive LLC dated as of August 25, 2023, 2023 (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 25, 2023).
10.5*†	Consulting Agreement between Two Trees Beverage Company and Joe Ragazzo dated July 18, 2022.
10.6*†	First Amendment to Consulting Agreement between Two Trees Beverage Company and Joe Ragazzo dated September 19, 2022.
16.1	Letter of TAAD LLP dated February 2, 2023 (Incorporated by reference to Exhibit 16.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2023).
21.1*	Subsidiaries of the Registrant.
99.1*	Two Trees Beverage Company Audited Financial Statements for the periods ended December 31, 2022 and 2021.
99.2*	Two Trees Beverage Company Unaudited Financial Statements for the nine month period ended September 30, 2023.
99.3*	Unaudited Pro Forma Combined Balance Sheet as of September 30, 2023 and Unaudited Pro Forma Combined Statement of Operations for the nine month period ended September 30, 2023 and the year ended December 31, 2022.
99.4*	Press Release dated December 12, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith
†	Includes management contracts and compensation plans and arrangements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDwerks, Inc.

Date: December 12, 2023	/s/ Seven C. Laker
Steven C. Laker
Chief Executive Officer

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